Exhibit 99.1

December 16, 2013

Mindspeed Announces Definitive Agreement to Sell Assets of Its Wireless Infrastructure Unit to Intel

NEWPORT BEACH, Calif., Dec. 16, 2013 (GLOBE NEWSWIRE) — Mindspeed Technologies, Inc. (Nasdaq:MSPD), a leading supplier of semiconductor solutions for network infrastructure, today announced that it has signed a definitive agreement to sell the assets of its wireless infrastructure business unit to Intel Corporation (Nasdaq:INTC). The asset sale was contemplated by the agreement and plan of merger with M/A-COM Technology Solutions Holdings, Inc. (Nasdaq:MTSI), announced on November 5, 2013.

“We are excited that our wireless infrastructure business is being incorporated into Intel,” commented Raouf Y. Halim, chief executive officer of Mindspeed.

The parties expect the transaction to close in February 2014 subject to satisfaction or waiver of various closing conditions. Morgan Stanley & Co. LLC acted as financial advisor to the board of directors of Mindspeed. Further details of the transaction can be found in the Current Report on Form 8-K filed with the SEC by Mindspeed today.

About Mindspeed Technologies

Mindspeed Technologies (Nasdaq:MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company’s low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company’s high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed’s products are sold to original equipment manufacturers (OEMs) around the globe. On November 5, 2013, Mindspeed announced that it has entered into a definitive agreement to be acquired by M/A-COM Technology Solutions Holdings, Inc., a leading supplier of high performance RF, microwave and millimeter wave products.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Special Note Regarding Forward-Looking Statements

This communication contains forward-looking statements based on Mindspeed’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, in addition to statements relating to Mindspeed’s business, statements concerning the MACOM transaction, including statements regarding the divestiture of Mindspeed’s wireless infrastructure business to Intel and the date of closing of such divestiture to Intel. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this communication reflect Mindspeed’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although Mindspeed believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. For example, there can be no assurances with respect to either the closing of the MACOM transaction or the divestiture of Mindspeed’s wireless infrastructure business to Intel. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential that the divestiture of Mindspeed’s wireless infrastructure business to Intel may not be completed; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the divestiture; failure to achieve expected synergies and other anticipated benefits of the transactions.

Notice to Investors

This communication is for informational purposes only and is not an offer to purchase any shares of Mindspeed or a solicitation of an offer to sell securities. MACOM has filed a tender offer statement on Schedule TO (as amended, supplemented and restated), including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”), and Mindspeed has filed a solicitation/recommendation statement on Schedule 14D-9 (as amended, supplemented and restated) with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials are available to Mindspeed stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) are available at no charge on the SEC’s website at www.sec.gov.

CONTACT:	Kevin Trosian

VP, Corporate Development and Investor Relations

+1 949-579-3111

investor.relations@mindspeed.com

Source: Mindspeed Technologies, Inc.

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